SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement             [_]  Confidential, for use of the
[_]  Definitive proxy statement                   Commission only (as permitted
[_]  Definitive additional materials              by Rule 14a-6(c)(2))
[_]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                              Comforce Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                              COMFORCE Corporation
                     415 Crossways Park Drive, P.O. Box 9006
                            Woodbury, New York 11797

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on June 13, 2000

     As a stockholder of COMFORCE Corporation (the "Company"), you are invited to be present, or represented by proxy, at the Company's 2000 Annual Meeting of Stockholders, to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York on June 13, 2000 at 10:00 a.m., New York City time, and any adjournments thereof, for the following purposes:

     1. To elect John C. Fanning, Harry Maccarrone, Kenneth J. Daley, Keith Goldberg, Daniel Raynor and Gordon Robinett to the Board of Directors of the Company for terms of one (1) year. See "Proposal No. 1--Election of Directors" in the Proxy Statement.

     2. To amend the Company's Long-Term Stock Investment Plan to increase the maximum number of shares which may be issued under the Plan from 4,000,000 shares to 5,000,000 shares. See "Proposal No. 2--Amendment of Stock Option Plan" in the Proxy Statement.

     3. To ratify the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. See "Proposal No. 3--Selection of Auditors" in the Proxy Statement.

     4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 1, 2000 are entitled to vote at the Annual Meeting of Stockholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's Common Stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

     If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

     If you plan to vote at the meeting in person and your shares are held in the name of your broker, bank or other nominee, please request from such broker, bank or other nominee a letter to present to the judge of the election evidencing your ownership of the shares and your authority to vote the shares at the meeting.


                                            By Order of the Board of Directors


                                            ----------------------------------
                                            Harry Maccarrone
                                            Secretary

May 1, 2000

                              COMFORCE Corporation
                     415 Crossways Park Drive, P.O. Box 9006
                            Woodbury, New York 11797

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 13, 2000

                                 PROXY STATEMENT

     This Proxy Statement and the Notice of Annual Meeting and Form of Proxy accompanying this Proxy Statement, which will be mailed on or about May 8, 2000, are furnished in connection with the solicitation by the Board of Directors of COMFORCE Corporation, a Delaware corporation (the "Company" or "COMFORCE"), of proxies to be voted at the annual meeting of stockholders to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York on June 13, 2000 at 10:00 a.m., New York City time, and any adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on May 1, 2000 (the "record date") will be entitled to one vote at the meeting or by proxy for each share then held. On the record date, there were 16,430,602 shares of Common Stock of the Company outstanding. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card. Unless instructions to the contrary are given, each properly executed proxy will be voted (1) to elect John
C. Fanning, Harry Maccarrone, Kenneth J. Daley, Keith Goldberg, Daniel Raynor and Gordon Robinett as directors of the Company, (2) to amend the Company's Long-Term Stock Investment Plan to increase the maximum number of shares which may be issued under the Plan from 4,000,000 shares to 5,000,000 shares, (3) to ratify the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000 and (4) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

     All proxies may be revoked and execution of the accompanying proxy will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy. Any stockholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy. A majority of all of the issued and outstanding shares of the Company's Common Stock is required to be present in person or by proxy to constitute a quorum. Directors are elected by a plurality. The favorable vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve or adopt the other proposals presented to the meeting.

     This Proxy Statement is being solicited by the Board of Directors of the Company. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, facsimile or in person without additional compensation therefor.


                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Election of Directors

     The Company's Bylaws provide that the Board of Directors shall consist of from three to nine persons as fixed by the Board. Six persons have been nominated to serve as directors to hold office until the next annual meeting or until their successors shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the stockholders will be voted, unless otherwise directed, in favor of electing the following persons as directors: John C. Fanning, Harry Maccarrone, Kenneth J. Daley, Keith Goldberg, Daniel Raynor and Gordon Robinett.

     Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See "Information Concerning Directors and Nominees."

Recommendation

     The Board of Directors recommends a vote "FOR" the election of each of the nominees. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.

                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

Directors and Nominees

     Set forth below is information concerning each director and nominee for director of the Company, including his business experience during at least the past five years, his positions with the Company and the Company's wholly-owned subsidiary, COMFORCE Operating, Inc. ("COI"), and certain directorships held by him. Each nominee is currently a director of the Company. There are no family relationships among any of the directors or nominees, nor, except as hereinafter described, are there any arrangements or understandings between any director and another person pursuant to which he was selected as a director or nominee. Each director is to hold office until the next annual meeting of the stockholders or until his successor has been elected and qualified.

Name                                     Age             Current Position with the Company
----                                     ---             ---------------------------------
John C. Fanning.....................     69              Chairman of the Board and Chief Executive Officer
Harry Maccarrone....................     52              Executive Vice President, Secretary and Director
Kenneth J. Daley....................     62              Director
Keith Goldberg......................     37              Director
Daniel Raynor.......................     40              Director
Gordon Robinett.....................     64              Director

     John C. Fanning has served as Chairman of the Board of Directors and Chief Executive Officer of COMFORCE and COI since September 1998 and is a member of the Compensation Committee of the Board. From November 1997 to September 1998 he was President of the Company's Financial Services Division. Mr. Fanning was the founder of Uniforce Services, Inc. ("Uniforce") and served as its Chairman, Chief Executive Office and President and as one of its directors from 1961, the year in which Uniforce's first office was opened, until its acquisition by the Company in November 1997. Mr. Fanning entered the employment field in 1954, when he founded the Fanning Personnel Agency, Inc., his interest in which he sold in 1967 to devote his efforts solely to Uniforce's operations. He also founded and served as the first president of the Association of Personnel Agencies of New York.

     Harry Maccarrone has served as Executive Vice President, Secretary and a Director of COMFORCE since September 1998 and is a member of the Finance Committee of the Board. Mr. Maccarrone, who joined Uniforce in December 1988 as Assistant Vice President--Finance, served as Vice President--Finance of Uniforce from May 1989 to

September 1998. From May 1989 until December 1997 he also served as Uniforce's Treasurer and Chief Financial Officer.

     Kenneth J. Daley has served as a Director of the COMFORCE and COI since June 1999 and is a member of the Audit Committee of the Board. From 1957 until his retirement in 1998, Mr. Daley held various positions with Chase Manhattan Bank ("Chase") and, prior to its acquisition by Chase, Chemical Banking Corporation, most recently as Division Executive responsible for middle market business in the Long Island region. He currently serves as Director of the Hain Food Group, Inc., a distributor of specialty and natural foods, a Director of National Medical Health Card Systems Inc., a provider of prescription benefit management services, a consultant to Key Span Energy, a trustee of Briarcliff College and a member of the financial committee of the Long Island Catholic Charities.

     Keith Goldberg has served as a Director of COI since its formation in October 1997 and of COMFORCE since December 1995 and is a member of the Audit, Compensation and Stock Option Committees of the Board. He has served as a Senior Vice President of D'Arcy Advertising since 1999. Prior thereto, he served as a Senior Partner of J. Walter Thompson Advertising (1994 to 1999), as an Associate Creative Director of BBDO Advertising (1994 to 1995) and as a Vice President of Young & Rubicam (1990 to 1994).

     Daniel Raynor has served as a Director of COMFORCE and COI since September 1998 and is a member of the Audit Committee of the Board. He is a Managing Partner of The Argentum Group, a private investment firm, a position he has held since 1987. He also serves as a general partner of Argentum's affiliated investment partnerships. Mr. Raynor also serves as a director of Dynamic
Healthcare Technologies, Inc. and NuCO2, Inc., both public companies, and several privately-held technology and business-to-business service companies. He received a B.S. in economics from The Wharton School, University of Pennsylvania.

     Gordon Robinett has served as a Director of COMFORCE and COI since September 1998 and is a member of the Compensation and Stock Option Committees of the Board. He is currently a Director and Vice Chairman of Command Security, a security services firm based in Poughkeepsie, New York. Mr. Robinett retired as the Vice President--Finance and Treasurer of Uniforce in May 1989, after more than 20 years of service.

Meetings of the Board of Directors

     In 1999, the Board of Directors of the Company conducted five meetings. Each director of the Company attended at least 75% of the meetings held during the time he served as director.

Committees

     The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee has responsibility for conferring with and reviewing recommendations of the Company's independent auditors and reviewing the Company's financial statements, accounting policies and internal accounting controls. Messrs. Raynor, Daley and Goldberg are currently members of the Audit Committee. The Audit Committee met twice during 1999 and acted on one other occasion by unanimous consent. All of the members of the Committee attended the meetings.

     The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits, exclusive of stock options and stock appreciation rights. Messrs. Daley, Goldberg and Robinett are currently members of the Compensation Committee.

     The Stock Option Committee has responsibility for administering the Company's Long-Term Investment Plan and awarding and fixing the terms of stock option grants. Messrs. Goldberg and Robinett are currently members of the Stock Option Committee. The Stock Option Committee acted by unanimous consent on two occasions in 1999.

                 PROPOSAL NO. 2 - AMENDMENT OF STOCK OPTION PLAN

Background Information

     In 1993, the stockholders approved the adoption of a Long-Term Stock Investment Plan of the Company (the "Plan" or the "Stock Option Plan") which authorizes the grant of options to purchase the Company's common stock and alternative appreciation rights to executives, key employees and agents of the Company and its subsidiaries. At the annual meeting held October 28, 1996, the stockholders of the Company approved amendments to the Plan to increase the maximum number of shares which may be issued under such Plan from 1,500,000 to 4,000,000 shares, to provide for the grant of options to non-employee directors, and to permit the Plan administrator additional flexibility in structuring option grants. At the annual meeting held July 30, 1997, the stockholders of the Company approved further amendments to the Plan principally to conform the Plan to recently adopted amendments to Federal securities and income tax regulations. In June 1999, the Board adopted certain clarifying amendments to the Plan which did not require stockholder approval. In April 2000, the Board approved an additional amendment to the Plan, subject to stockholder approval, to increase the maximum number of shares which may be issued under the Plan from 4,000,000 shares to 5,000,000 shares.

     In April 2000, prior to the Board's approval of the amendment to increase the maximum number of options issuable under the Plan, the Stock Option Committee approved an award of options to certain executives and non-executive employees. No determination has been made, however, as to either the number of options to be issued or who will receive options if the shareholders approve the proposed increase in the number of shares available for issuance under the Plan.

Participation in the Plan

     All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries are eligible to participate in the Plan. The Company estimates that three executive officers, four directors (who are not executive officers), and approximately 25 other officers and employees will be eligible to participate in the Plan. The Plan is required to be administered by the Board of Directors of the Company or a committee of the Board (the body administering the Plan in any case is defined as the "Administrator"). Under the Plan, the Administrator has authority to award options to eligible persons on the basis of the nature of their duties, their present and potential contributions to the success of the Company and like factors. The Plan is intended to offer participants substantial incentives to join or continue to serve the Company and, by aligning their interests with those of stockholders, to act in a manner calculated to maximize shareholder value. To this end, the Administrator may elect to award options to key employees.

Summary of the Plan

Proposed Amendment

     The Board has approved an amendment to the Plan, subject to stockholder approval, to increase the maximum number of shares which may be issued under the Plan from 4,000,000 shares to 5,000,000 shares.

Purposes

     The purposes of the Plan are to: (i) closely associate the interests of participants, including certain employees of the Company, with the interests of the stockholders by reinforcing the relationship between participants' rewards and stockholder gains; (ii) provide participants, including certain employees, with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) maintain competitive compensation levels; and (iv) provide an incentive to employees for continued employment with the Company.

Administration

     The Plan is required to be administered by the Administrator, which is required to be either the Board of Directors of the Company or a committee of the Board, provided that (i) in awarding options to any officer or director, the Administrator must consist of at least two members of the Company's Board of Directors who are "non-employee directors" (as defined under applicable rules of the Securities and Exchange Commission), (ii) in making awards to the Company's Chief Executive Officer, one of the four most highly compensated officers (other than the Chief Executive Officer) or any participant who, in the judgment of the Board, is reasonably likely to attain such status within the exercise period of any contemplated option, the Administrator must consist of at least two members of the Company's Board of Directors who are "outside directors" within the meaning of the Code, and (iii) in making awards to a director or officer of the Company who meets the criteria described in (ii) above and who is also an employee of the Company, the Administrator must consist of at least two members of the Company's Board of Directors who are both "non-employee directors" and "outside directors." Currently, the Stock Option Committee serves as the Administrator. Each of the Committee's two members, Keith Goldberg and Gordon Robinett, is an "outside director" and a "non-employee director."

Eligibility

     Participants in the Plan are selected by the Administrator from the executive officers and other employees of the Company who have the capability of making a contribution to the success of the Company. In addition, non-employee consultants and agents who have the capability of making a substantial contribution to the success of the Company may also be allowed to be participants in the Plan. In making this selection and in determining the form and amount of awards, the Administrator will consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth. In addition to discretionary grants, non-employee directors are eligible to participate in the Plan through non-discretionary annual grants of non-qualified options to purchase 10,000 shares. See "--Summary of the Plan--Non-Employee Directors."

Types of Options and Rights

     Three types of options or rights are permitted under the Plan: stock options, incentive stock options and alternate appreciation rights. A stock option is an option to purchase the Company's Common Stock, which may be granted to any participant. An incentive stock option is an option that qualifies for favorable Federal income tax treatment. Incentive stock options may only be granted to employees. An alternate appreciation right is a right to receive shares of the Company's Common Stock having a value equal to the amount by which the market price thereof exceeds the exercise price of options held by the participant. Alternate appreciation rights may be issued concurrently with or following the issuance of stock options or incentive stock options.

Exercise Price of Options

     Except in the case of options originally issued outside of the Plan ("Outside Options") that are exchanged for stock options under the Plan, the option price per share of Common Stock deliverable upon the exercise of an Option must be at least the closing price of the Common Stock as reported on the American Stock Exchange on the trading day last ended prior to the time the option is granted, except that the option price per share of incentive stock options granted to an owner of 10% or more of the total combined voting power of the Company and its subsidiaries must be at least 110% of such closing price. In the case of stock options that are issued under the Plan in exchange for Outside Options, the exercise price may, at the election of the Administrator, be the same price as that of the Outside Options.

Term of Options

     Each stock option is exercisable and/or becomes exercisable according to such vesting schedule as is determined by the Administrator and provided in the agreement under which the option is granted. Each option has a term of 10 years, subject to earlier termination as provided in the case of death, disability, retirement or other termination of employment, unless the agreement under which the option is granted expressly provides for a different term, not in excess of 10 years, and/or expressly provides that such provisions will not apply to cause the option to terminate earlier.

     Unless otherwise provided in the agreement under which the option is granted, upon the death of the participant, alternative appreciation rights are not exercisable after death and any option rights to the extent exercisable on the date of death may be exercised by the participant's estate within both the remaining effective term of the option and one year after the participant's death.

     Unless otherwise provided in the agreement under which the option is granted, upon termination of a participant's employment by reason of retirement or permanent disability (as each is determined by the Administrator), the participant may exercise any options to the extent such options remain exercisable during a 36-month period following termination (or six months in the case of alternative appreciation rights).

     Unless otherwise provided in the agreement under which the option is granted, upon termination of a participant's employment for any other reason, alternative appreciation rights are not exercisable after any such termination and the participant may exercise any options to the extent such options remain exercisable during a three-month period following termination. No awards may be made under the Plan after December 31, 2002. However, all awards made under the Plan prior to this date will remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

Maximum Amount of Option Grants

     Shares of stock which may be issued under the Plan will be authorized and unissued or treasury shares of Common Stock of the Company. As proposed to be amended, the maximum number of shares of Common Stock which may be issued under the Plan is 5,000,000. The aggregate fair market value (determined on the date the option is granted) of Common Stock with respect to which incentive stock options are first exercisable by a participant during any calendar year will not exceed $100,000. The Plan provides that no participant is entitled to receive options in any calendar year commencing January 1, 1997 to purchase more than 1,000,000 shares of Common Stock, plus any amount of shares that were available within this limit in any prior year from inception of the Plan for which options were not granted.

Alternative Appreciation Rights

     Concurrently with or subsequent to the award of any option, the Administrator may award to any participant a related alternate appreciation right, permitting the participant to be paid the appreciation on the option in lieu of exercising the option. A participant who has been granted alternate rights may, in lieu of the exercise of an equal number of options, elect to exercise one or more alternate rights and thereby become entitled to receive from the Company payment in common stock for the appreciation of his options.

Non-Employee Directors

     Under the Plan, each non-employee director will receive options to purchase 10,000 shares of the Company's Common Stock annually on the date any such non-employee director is elected or re-elected by the Stockholders. Such options are to vest on the first anniversary of the date of the grant, and shall be exercisable for up to 10 years from the date of the grant. In addition, non-employee directors may receive discretionary grants in addition to these annual non-discretionary grants.

Amendment of the Plan

     The Board of Directors of the Company may, without further action by the stockholders and without receiving further consideration from the participants, amend the Plan or condition or modify awards under the Plan in response to changes in securities or other laws or rules. The Board may also at any time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Board may not (i) increase the maximum number of shares of common stock which may be issued under the Plan (other than for certain adjustments as a result of any change in the outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan.

Certain Federal Income Tax Matters

     The Committee may grant either incentive stock options under section 422 of the Code or nonqualified stock options which do not qualify for the tax treatment afforded incentive stock options. Neither the grant of an incentive stock option nor the grant of a nonqualified stock option will be treated as compensation to the optionee for federal income tax purposes, and neither will result in a deduction for tax purposes for the Company. Similarly, the grant of a stock appreciation right will not result in income to the optionee or a deduction for tax purposes for the Company at the time of grant.

     On exercise of an incentive stock option, the optionee will not recognize any compensation income, and the Company will not be entitled to a deduction for tax purposes, although exercise of an incentive stock option may give rise to liability under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price (or the gain on sale, if less). In addition, the optionee will have capital gain income to the extent of any excess of the fair market value of the Common Stock on the date of disposition over the fair market value of the Common Stock on the date of exercise. Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares and the entire gain for the optionee will be treated as a capital gain. On exercise of a nonqualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will generally be taxable to the optionee as compensation income and deductible for tax purposes by the Company. Upon exercise of a stock appreciation right, the value of the stock received will be treated as income to the employee and deductible for tax purposes by the Company.

Recommendation

     The Board of Directors recommends that the stockholders vote "FOR" the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

                     PROPOSAL NO. 3 -- SELECTION OF AUDITORS

The Proposal

     The Board of Directors appointed KPMG LLP, independent public accountants, to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 2000. This appointment is being presented to stockholders for ratification. KPMG LLP audited the Company's financial statements for the year ended December 31, 1999.

     Representatives of KPMG LLP will be present at the meeting and will make a statement if they desire to do so, and will respond to appropriate questions that may be asked by stockholders.

Recommendation

     The Board of Directors recommends that the stockholders vote "FOR" the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each individual who currently serves as an executive officer or key employee of the Company, including such person's business experience during at least the past five years and positions held with the Company and its COI subsidiary. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the executive officers, nor are there any arrangements or understandings between any executive officer and another person pursuant to which he was selected as an officer except as may be hereinafter described.


Name                                   Age               Position
----                                   ---               --------
John C. Fanning................         69        Chairman of the Board and
                                                  Chief Executive Officer

Harry Maccarrone...............         52        Executive Vice President,
                                                  Secretary and Director

Robert H.B. Baldwin, Jr. ......         45        Senior Vice President and
                                                  Chief Financial Officer

Executive Officers

     John C. Fanning. See "Information Concerning Directors and Nominees" for information concerning Mr. Fanning.

     Harry Maccarrone. See "Information Concerning Directors and Nominees" for information concerning Mr. Maccarrone.

     Robert H.B. Baldwin, Jr. has served as Senior Vice President and Chief Financial Officer of COMFORCE since he joined COMFORCE in July 1998. From 1985 through 1998 Mr. Baldwin served as Managing Director of Smith Barney, Inc. He joined Smith Barney as an officer in its Capital Markets Division and in 1990 became an officer in the Financial Institutions Group of the Investment Banking Division.

                             EXECUTIVE COMPENSATION

Director Compensation and Arrangements

     During 1999, non-employee directors and, commencing in the third quarter, all directors received fees of $2,500 per quarter. In addition, during 1999, under the Company's Long-Term Stock Investment Plan, each non-employee director was entitled to receive options to purchase 10,000 shares of Common Stock upon his initial election to the Board and, annually thereafter, options to purchase 10,000 shares upon his reelection to the Board, at an exercise price equal to the market price on the date of grant. All options granted to non-employee directors under these non-discretionary provisions of the Plan provide that the options become exercisable one year from the date of grant and terminate 10 years from the date of grant.

Executive Officer Compensation

     The following table shows all compensation paid by the Company and its subsidiaries for the fiscal years ended December 31, 1999, 1998 and 1997 to (1) the person who has served as the chief executive officer of the Company throughout 1999 (John C. Fanning) and (2) the Company's most highly compensated executive officers, other than the person who served as the chief executive officer, who were serving as executive officers as of December 31, 1999 and whose income exceeded $100,000 (Harry Maccarrone and Robert H.B. Baldwin, Jr.) (collectively, the "Named Executive Officers"). No other persons served as executive officers of the Company at any time during 1999 and received compensation in excess of $100,000.


                         Summary Compensation Table (1)

                                                  Annual Compensation         Long Term
                                                  -------------------         ---------
                                                                             Compensation
                                                                             ------------

                                                                         Securities Underlying
                                                                         ----------------------
Name and Position                      Year      Salary($)     Bonus($)     Options/SAR's(#)
-----------------                      ----      ---------     ---------   -----------------

John C. Fanning,                       1999      266,250(2)      --            200,000(3)
Chairman and Chief                     1998(4)   260,192(2)    25,000             --
Executive Officer                      1997(4)    47,815(2)    25,000(5)          --



Harry Maccarrone,                      1999      183,150(2)      --            110,000(6)
Executive Vice President               1998(7)   170,359(2)    25,000             --
and Secretary                          1997(7)    14,729(2)    25,000           30,000(8)


Robert H.B. Baldwin, Jr.,              1999      200,000(2)      --             10,000(9)
Senior Vice President and              1998       80,289         --            160,000(10)
Chief Financial Officer                1997         --           --               --

----------

(1) Does not include perquisites and other personal benefits, securities or other property, if any, received by any such executive officer which did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus for the year indicated.

(2) Includes compensation which the executive officer elected to defer under a deferred compensation plan.

(3) Represents options to purchase the Company's Common Stock at an exercise price of $5.25 per share.

(4) Includes compensation payable to Mr. Fanning during the period from November 26, 1997 through October 2, 1998 when he served as an employee of the Company but did not serve as an executive officer. The compensation shown for 1997 includes only compensation payable from November 26, 1997 through December 31, 1997. Prior to Uniforce's acquisition by the Company in November 1997, Mr. Fanning served as an officer of Uniforce; however, the compensation payable to him during this period is not included in the table since Uniforce was not then a subsidiary or affiliate of the Company.

(5)  Does not include incentive compensation of $219,395 which was earned by Mr.
     Fanning  in  1997  for  services   performed  for  Uniforce  prior  to  its
     acquisition by the Company, but paid in 1998.

(6) Represents options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $5.25 per share and options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $2.00 per share.

(7) Includes compensation payable to Mr. Maccarrone during the period from November 26, 1997 through October 2, 1998 when he served as an employee of the Company but did not serve as an executive officer. The compensation shown for 1997 includes only compensation payable from November 26, 1997 through December 31, 1997. Prior to Uniforce's acquisition by the Company in November 1997, Mr. Maccarrone served as an officer of Uniforce; however, the compensation payable to him during this period is not included in the table since Uniforce was not then a subsidiary or affiliate of the Company.

(8) Represents exercisable options to purchase the Company's Common Stock at an exercise price of $7.00 per share.

(9) Represents options to purchase shares of the Company's Common Stock at an exercise price of $2.00 per share.

(10) Represents options to purchase 100,000 shares of the Company's common stock at an exercise price of $8.56 per share and 60,000 shares at an exercise price of $6.62 per share.

     Option Awards and Values. In 1993, the Company adopted a Long-Term Stock Investment Plan of the Company (the "Plan") which authorizes the grant of options to purchase up to 4,000,000 shares of the Company's common stock to executives, key employees and agents of the Company and its subsidiaries. All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries are eligible to participate in the Plan.

     The following table shows options awarded to the Named Executive Officers in 1999 and the assumed appreciated value of such options. None of the Named Executive Officers received stock appreciation rights in 1999.


                        Option Grants in Fiscal Year 1999

                                                                                                      Potential Realizable Value
                                                                                                      at Assumed Annual Rates of
                                                                                                      Stock Price
                                                                                                      Appreciation for Option
                                                                                                      Term(1)
                                  Number of         % of Total
                                 Securities        Options/SARs
                                 Underlying         Granted to      Exercise or
                                 Option/SARs        Employees        Base Price     Expiration
                                 Granted(#)       in Fiscal Year       ($/Sh)       Date              5% ($)         10% ($)
                                ------------      --------------       ------       ----              -------         ---------
John C. Fanning                    200,000              45.5%           5.25        1/29/09           660,000        1,674,000
Harry Maccarrone                   100,000              22.7%           5.25        1/29/09           330,000          837,000
Harry Maccarrone                    10,000               2.3%           2.00        10/14/09           12,600           31,900
Robert H.B. Baldwin, Jr             10,000               2.3%           2.00        10/14/09           12,600           31,900

----------

(1) The potential realizable value shown is calculated based upon appreciation of the Company's common stock issuable under options, calculated over the full term of the options assuming 5% and 10% annual appreciation in the value of the common stock from the date of grant, net of the exercise price of the options.

     The following table shows information concerning the aggregate number and values of options held by the Named Executive Officers as of December 31, 1999. None of the Named Executive Officers holds stock appreciation rights and none of such persons exercised any options in 1999.


                 Aggregated Option Exercises in Last Fiscal Year
                          and FY-End Option Values (1)

                                                                               Number of Securities            Value of
                                                                                    Underlying                Unexercised
                                                                                    Unexercised              In-the-Money
                                                                                    Options at                Options at
                                                  Shares                        Fiscal Year End (#)       Fiscal Year End ($)
                                                 Acquired        Value             Exercisable/              Exercisable/
        Name                                   Or Exercise(#)   Realized($)        Unexercisable             Unexercisable
        ----                                   --------------   -----------        -------------             -------------
John C. Fanning .........................           --             --                  0/200,000                     0/0
Harry Maccarrone ........................           --             --             30,000/110,000              0/8,750(2)
Robert H.B. Baldwin, Jr .................           --             --             65,000/105,000              0/8,750(2)

----------

(1)  This information is presented as of December 31, 1999.

(2) The exercise prices of these options were in excess of the closing market price of the Company's Common Stock on December 31, 1999. See the notes to the "Summary Compensation Table" for a description of the terms of the options listed in this table.

Employment Agreements

     Effective as of January 1, 1999, the Company entered into an employment agreement with John C. Fanning, Chairman and Chief Executive Officer of the Company. As in effect through March 27, 2000, Mr. Fanning's agreement provided for a salary of $385,000 per year, subject to annual increases, annual incentive compensation equal to 5% of the Company's pre-tax operating income in excess of $2.5 million and less than $3.0 million and 3.5% of the Company's pre-tax operating income in excess of $3.0 million, and participation in the Company's benefit programs. In March 2000, Mr. Fanning's agreement was amended to create a more incentive-based compensation structure. As amended, Mr. Fanning is entitled to a base salary of $100,000 per annum and incentive compensation equal to the following percentages of the Company's annual pre-tax operating income (calculated effective January 1, 2000): 10% of the amount between $2 million and $4 million, 5% of the amount between $4 million and $10 million and 3.5% of the amount in excess of $10 million.

     Mr. Fanning's agreement is for a term of three years. The agreement is terminable by the Company only for "just cause," and imposes customary non-competition and confidentiality restrictions. The agreement provides that, if it is terminated or not extended, other than for just cause, Mr. Fanning will be entitled to a severance payment equal to one year's compensation (with the bonus calculated at the highest rate during the last three years) and reimbursement for health insurance costs for three years. Furthermore, the agreement provides that, if Mr. Fanning resigns within one year following a "change of control," or if the agreement is terminated or not extended within three years following a change of control, other than for just cause, he will be entitled to receive three times the amount of the Company's pension, deferred compensation and like contributions made by the Company on his behalf, if any, and the greater of (1) his annual base salary and bonus (calculated at the highest rate during the last three years) or (2) the sum of $385,000 plus 2.5% of the Company's pre-tax operating income between $2.5 million and $3.0 million and 3.5% of the Company's pre-tax operating income in excess of $3.0 million (based on the Company's highest pre-tax operating income during the last three years). In addition, in the event the agreement is terminated or not extended prior to a change of control or within three years after a change of control, other than for just cause, or if Mr. Fanning resigns within one year after a change of control, all unvested stock options shall immediately vest and remain exercisable throughout their original term. Mr. Fanning is also be entitled to receive a payment equal to the excise taxes payable by him in respect of any of the termination payments described above plus a "gross up" payment based on projected federal, state and local income taxes payable by him due to his receipt of this additional compensation.

     Effective as of January 1, 1999, the Company entered into an employment agreement with Harry Maccarrone, Executive Vice President and Secretary of the Company. Mr. Maccarrone's agreement provides for a salary of $183,150 per year, subject to annual increases of the higher of 7% or the percentage increase in the Consumer Price Index, and participation in the Company's benefit programs. His agreement is in other respects identical to Mr. Fanning's except Mr. Maccarrone's agreement provides that, if he resigns within one year following a change of control or if the agreement is terminated or not extended within three years following a change of control, other than for just cause, he will be entitled to receive three times the amount of his annual salary, bonus
(calculated at the highest rate during the last three years), the amount of specified costs of benefits provided to Mr. Maccarrone and the amount of the Company's pension contributions, if any, on his behalf.

     Effective July 27, 1998, the Company entered into an employment agreement with Robert H.B. Baldwin, Jr., Senior Vice President and Chief Financial Officer of the Company. This agreement was amended in September 1998. Mr. Baldwin's agreement provides for a salary of $200,000 per year (subsequently increased to $220,000), and participation in the Company's benefit programs. Mr. Baldwin's agreement is for a term of one year, subject to automatic annual renewals, but is terminable by either party upon 30 days' notice. The agreement provides that if it is terminated by the Company, other than for just cause, Mr. Baldwin will be entitled to receive a severance payment equal to 50% of his annual base salary, payable over a one-year period. Furthermore, the agreement provides that, if Mr. Baldwin resigns within one year following a change of control, or if the agreement is terminated within one year following a change of control, other than for just cause, he will be entitled to receive a payment equal to 50% of the aggregate exercise prices of all outstanding options held by him, and if the agreement is terminated between one and three years following a change of control, other than for just cause, he will be entitled to receive a payment equal to 100% of the aggregate exercise prices of all outstanding options held by him. The agreement also includes customary non-competition and confidentiality restrictions.

Compensation Committee Interlocks and Insider Participation

     Keith  Goldberg and Gordon  Robinett  serve on the  Company's  Compensation
Committee. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any of these individuals.

Report of the Compensation Committee

Overview and Philosophy

     The Company's executive compensation policy is to provide compensation to employees at such levels as will enable the Company to attract and retain employees of the highest caliber, to compensate employees in a manner best calculated to recognize individual, group and Company performances and to seek to align the interests of the employees with the interests of the Company's stockholders. The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits, exclusive of stock options and stock appreciation rights.

     The Company's Stock Option Committee administers the Stock Option Plan under which awards of incentive stock options, non-qualified stock options and stock appreciation rights may be made to key management personnel and thereby provide additional incentives for such persons to devote themselves to the maximum extent practicable to the business of the Company. The Stock Option Plan is also intended to aid in attracting persons of outstanding ability to enter and remain in the employ of the Company. During 1999, grants were awarded to specific key managers based on the salary ranges applicable to such officers and employees at the time of the award and various subjective factors such as the executive's responsibilities, individual performance and anticipated contribution to the Company's performance. Keith Goldberg and Gordon Robinett currently serve on the Stock Option Committee.

Compensation of Executive Officers

     Salary determinations for executive officers are based upon various subjective factors such as the executive's responsibilities, position, qualifications, individual performance and experience. The Company did not utilize quantitative measures of Company or individual performance for purposes of fixing the salaries or bonuses of its executives except as described below under "--Compensation of Chief Executive Officer."

Compensation of Chief Executive Officer

     John C. Fanning was appointed as the Company's Chief Executive Officer in October 1998. In determining the appropriate compensation for Mr. Fanning, the Compensation Committee engaged PricewaterhouseCoopers LLP to undertake an analysis of the salaries and incentive compensation paid to the chief executive officers of 15 other public staffing companies with annual revenues of from $142 million to $7.2 billion. To ensure comparability, the report size-adjusted the compensation data from these companies through regression analysis and reported competitive practices at the 50th and 75th percentile pay levels. In considering Mr. Fanning's compensation and the terms of his employment agreement with the Company, the Committee considered this report and considered the size of the size and earnings history of the Company as compared to the companies listed in the report. The Committee also considered various subjective factors such as Mr. Fanning's responsibilities, position, qualifications and experience. The Committee approved Mr. Fanning's employment agreement in January 1999.

     The Committee subsequently approved a restructuring of Mr. Fanning's compensation to lower his base salary and create greater performance incentives, and the Company and Mr. Fanning entered into an amendment to his employment agreement to reflect these terms in March 2000. See "Executive Compensation--Employment Agreements." The decision of the Compensation Committee to approve the restructured terms was based upon various subjective factors, including Mr. Fanning's qualifications and years of experience and the perceived benefits to the Company of creating greater performance incentives while lowering his base salary. The Committee did not undertake a new survey or analysis of the compensation paid to chief executives by other similarly situated companies.

Deductibility of Compensation

     Under Section 162(m) of the Code, the Internal Revenue Service will generally deny the deduction of compensation paid to certain executives to the extent such compensation exceeds $1 million, subject to an exception for compensation that meets certain "performance-based" requirements. The Company has taken actions designed to increase its opportunity to deduct all compensation paid to highly compensated officers for federal income tax purposes. However, no assurance can be given that such actions will ensure the deductibility for federal income tax purposes of all executive compensation paid by the Company. Furthermore, neither the Board nor the Compensation Committee subscribes to the view that any executive's compensation should be limited to the amount deductible if such executive deserves compensation in excess of $1 million and it is not reasonably practicable to compensate him or her in a manner such that the compensation payable is fully deductible by the Company.

Submission of Report

     This report on Executive Compensation is submitted by Kenneth J. Daley, Keith Goldberg and Gordon Robinett, the current members of the Compensation Committee.

Performance Information

     Set forth below in tabular form is a comparison of the total stockholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the Dow Jones Equity Market Index (a broad equity market index which includes the stock of companies traded on the American Stock Exchange) and the Dow Jones Industrial Sector -- Industrial Services Index (an industry index which includes providers of staffing services).

     No dividends were paid on the Company's Common Stock during the period shown. The return shown is based on the percentage change from December 31, 1994 through December 31, 1999.

                             Cumulative Total Return

                               12/94    12/95   12/96    12/97   12/98    12/99

COMFORCE CORPORATION           100.00   321.74  495.65   278.26  186.96   100.00
DOW JONES EQUITY MARKET        100.00   138.37  170.84   227.18  291.64   351.05
DOW JONES INDUSTRIAL SERVICES  100.00   127.99  139.60   160.39  190.10   222.53

                             PRINCIPAL STOCKHOLDERS

Securities Ownership of Certain Beneficial Owners and Management

     The following table sets forth the number of shares and percentage of Common Stock known to the Company (based upon representations made to it or public filings with the Securities and Exchange Commission) to be beneficially owned as of May 1, 2000 by (i) each person who beneficially owns more than 5% of the shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated. Unless otherwise indicated below, the business address for each person shown is 415 Crossways Park Drive, P.O. Box 9006, Woodbury, NY 11797. There were 16,430,602 shares of Common Stock issued and outstanding as of May 1, 2000.


Name and Address of Beneficial Owner                       Number(1)   Percentage(1)
------------------------------------                       ---------   -------------

Management:

John C. Fanning(2) ...................................      5,152,379      31.2%
Harry Maccarrone, individually(3) ....................         90,552        *
Harry Maccarrone, as trustee of the John C ...........
Fanning Irrevocable Trust(3) .........................      5,028,179      30.6%
Robert H.B. Baldwin, Jr.(4) ..........................         75,000        *
Daniel Raynor(5) .....................................         20,000        *
Gordon Robinett(6) ...................................         21,043        *
Keith Goldberg(7) ....................................         40,000        *
Kenneth J. Daley(8) ..................................         10,000        *
Directors and officers as a group(9) .................      5,408,974      32.3%

Other Significant Stockholders:

ARTRA GROUP Incorporated (10) ........................      1,525,500       9.3%
   500 Central Avenue
   Northfield, Illinois 60093
Alberta, Canada ......................................      1,400,000       8.5%
   Alberta Treasury, Room 530
   Terrace Building
   9515 107th Street
   Edmonton, Alberta  T5K 2C3

----------
*    Less than 1%

(1) For purposes of this table, shares are considered "beneficially owned" if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days, and options exercisable within such period are referred to herein as "currently exercisable."

(2) The shares beneficially owned by Mr. Fanning, the Chairman and Chief Executive Officer of the Company, are (i) 24,200 shares currently held of record by him, (ii) 3,606,564 shares owned by the John C. Fanning Irrevocable Trust, of which Mr. Fanning is the beneficiary, (iii) 1,421,615 shares held by a limited partnership of which the John C. Fanning Irrevocable Trust is the general partner, and
     (iv) 100,000 shares issuable upon exercise of a currently exercisable option at an exercise price of $5.25 per share. Mr. Fanning disclaims beneficial ownership of shares owned by the limited partnership in excess of his proportionate interest in the limited partnership. Harry Maccarrone holds sole voting power with respect to the shares held by the limited partnership and the John C. Fanning Irrevocable Trust.

(3) The shares beneficially owned by Mr. Maccarrone, Executive Vice President and Secretary of the Company, are (i) 10,552 shares currently held of record by him, (ii) 80,000 shares issuable to him upon exercise of currently exercisable options at exercise prices of $7.00 per share (for 30,000 shares) and $5.25 (for 50,000 shares), (iii) 3,606,564 shares owned by the John C. Fanning Irrevocable Trust, of which Mr. Maccarrone is the trustee, and (iv) 1,421,615 shares held by a limited partnership of which the John C. Fanning Irrevocable Trust is the general partner. Harry Maccarrone holds sole voting power with respect to the shares held by the limited partnership and the John C. Fanning Irrevocable Trust.

(4) The shares beneficially owned by Mr. Baldwin, the Senior Vice President and Chief Financial Officer, are (i) 10,000 shares owned of record by him and
     (ii) 65,000 shares issuable to him upon the exercise of currently exercisable options at respective exercise prices of $8.56 (for 50,000 shares) and $6.62 per share (for 15,000 shares).

(5) The shares beneficially owned by Mr. Raynor, a Director of the Company, are issuable to him upon the exercise of currently exercisable options at an exercise price of $4.94 per share (for 10,000 shares) and $3.13 per share (for 10,000 shares).

(6) The shares beneficially owned by Mr. Robinett, a Director of the Company, are (i) 1,043 shares owned of record and (ii) 20,000 shares issuable to him upon the exercise of a currently exercisable option at exercise prices of $3.13 per share (for 10,000 shares) and $4.94 per share (for 10,000 shares).

(7) The shares beneficially owned by Mr. Goldberg, a Director of the Company, are issuable to him upon exercise of currently exercisable options at exercise prices of $6.75 per share (for 10,000 shares), $17.00 per share (for 10,000 shares), $7.625 per share (for 10,000 shares) and $3.13 per share (for 10,000 shares).

(8) The shares beneficially owned by Mr. Daley, a Director of the Company, include 10,000 shares issuable upon the exercise of a currently exercisable option at our exercise price of $3.13 per share.

(9) The shares shown to be beneficially owned by the directors and officers as a group include (i) 5,073,974 shares held of record by them or an affiliate and (ii) 335,000 shares issuable upon the exercise of currently exercisable options at exercise prices ranging from $3.13 to $17.00 per share.

(10) ARTRA Group Incorporated, a Delaware corporation, presently owns all of such shares of record directly or through a wholly-owned subsidiary, Fill-Mor Holding, Inc.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to persons who are officers or directors of the Company or holders of 10% of the Company's Common Stock were complied with in 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Executive Compensation--Employment Agreements" for a description of the employment agreements entered into between the Company and each of Messrs. Fanning and Maccarrone.

                             STOCKHOLDERS' PROPOSALS

     To be considered for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders, stockholder proposals must be sent to the Company, directed to the attention of Linda Annicelli, Vice President of Administration, at COMFORCE Corporation, 415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York 11797, for receipt not later than January 12, 2001.

                            GENERAL AND OTHER MATTERS

         Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

         The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

                                              By Order of the Board of Directors


                                                   -----------------------------
                                                   Harry Maccarrone
                                                   Secretary
Woodbury, New York
May 1, 2000

                                      PROXY

                              COMFORCE CORPORATION
 Solicited by The Board of Directors for the 2000 Annual Meeting of Stockholders

                     415 Crossways Park Drive, P.O. Box 9006
                            Woodbury, New York 11797

     The undersigned hereby appoints John C. Fanning and Harry Maccarrone as Proxies, each with the power to appoint his substitute, to vote all of the shares of Common Stock of COMFORCE Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on the record date, May 1, 2000, at the 2000 Annual Meeting of Stockholders to be held on June 13, 2000, or any adjournment thereof, as directed and, in their discretion, on all other matters which may properly come before the meeting. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

     Holders of record of the Company's Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting. Holders of Common Stock will be entitled to one vote for each share then held. Each stockholder may vote in person or by proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for any nominee(s) by so indicating on the reverse side.

     The votes represented by this proxy will be voted as marked by you. However, if you properly execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Any proxy which is not properly executed shall be ineffective. Please mark each box with an "x".

       (Continued, and to be marked, dated and signed, on the other side)

The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Please mark each box with an "x".

          The Board of Directors Recommends a Vote "For" all proposals.

1. Election of Directors: John C. Fanning, Harry Maccarrone, Kenneth J. Daley, Keith Goldberg, Daniel Raynor and Gordon Robinett.

     FOR          Withheld         Withheld for the following
                  for all          following (write the
                                   Nominee's name in the
                                   space below).


     [_]          [_]              __________________________


2. Approve amendment to the Company's Long-Term Stock Investment Plan to increase the maximum number of shares that may be issued under the Plan from 4,000,000 shares to 5,000,000 shares.

     FOR          Against          Abstain

     [_]            [_]               [_]


3. Ratify the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

     FOR          Against          Abstain

     [_]            [_]               [_]


When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.


Dated:
      ---------------------------


----------------------------------
Signature


----------------------------------
Signature if held jointly


PLEASE SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.